UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 26, 2006

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Redwood City, California Headquarters Facilities – Phase One Lease

In February 1995, Electronic Arts Inc. (the “Company”) entered into a build-to-suit lease (“Phase One Lease”) with a third party for its headquarters facilities in Redwood City, California (“Phase One Facilities”). The Phase One Facilities comprise a total of approximately 350,000 square feet and provide space for sales, marketing, administration and research and development functions. In July 2001, the Company refinanced the Phase One Lease with Keybank National Association through July 2006. The Company accounts for the Phase One Lease arrangement as an operating lease in accordance with SFAS No. 13, “Accounting for Leases”, as amended.

On May 26, 2006, the Company extended the financing under the Phase One Lease through July 2007 by entering into a Second Omnibus Amendment among Electronic Arts Redwood LLC, as lessee, the Company, as guarantor, SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as lessor, various liquidity banks, The Bank of Nova Scotia, as documentation agent, and KeyBank National Association, as agent (“Phase One Amendment”). Upon expiration of the financing in July 2007, the Company may purchase the Phase One Facilities, request up to two one-year extensions of the financing (subject to bank approval), self-fund approximately 90 percent of the financing and extend the remainder through July 2009, or arrange for the sale of the Phase One Facilities to a third party.

The Phase One Lease terminates upon expiration of the financing in July 2007 unless the Company has extended the financing or elected to self-fund the financing as described above, in which case the term of the lease could be extended until as late as July 2009. Subject to certain terms and conditions, upon termination of the lease, the Company may purchase the Phase One Facilities, request an extension of the lease or arrange for the sale of the Phase One Facilities to a third party.

Pursuant to the terms of the Phase One Lease, as amended to date, the Company has an option to purchase the Phase One Facilities at any time for a maximum purchase price of $132 million. In the event of a sale to a third party, if the sale price is less than $132 million, the Company will be obligated to reimburse the difference between the actual sale price and $132 million, up to maximum of $117 million, subject to certain provisions of the Phase One Lease, as amended.

A copy of the Phase One Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Redwood City, California Headquarters Facilities – Phase Two Lease

In December 2000, the Company entered into a second build-to-suit lease (“Phase Two Lease”) with Keybank National Association for a five and one-half year term beginning in December 2000 to expand its Redwood City, California headquarters facilities and develop adjacent property (“Phase Two Facilities”). Construction of the Phase Two Facilities was completed in June 2002. The Phase Two Facilities comprise a total of approximately 310,000 square feet and provide space for sales, marketing, administration and research and development functions. The Company accounts for the Phase Two Lease arrangement as an operating lease in accordance with SFAS No. 13, as amended.

On May 26, 2006, the Company extended the financing under the Phase Two Lease through July 2007 by entering into a Second Omnibus Amendment among Electronic Arts Redwood LLC, as lessee, the Company, as guarantor, SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as lessor, various liquidity banks, and KeyBank National Association, as agent (“Phase Two Amendment”). Upon the expiration of the financing in July 2007, the Company may purchase the Phase Two Facilities, request up to two one-year extensions of the financing (subject to bank approval), self-fund approximately 90 percent of the financing and extend the remainder through July 2009, or arrange for the sale of the Phase Two Facilities to a third party.

The Phase Two Lease terminates upon expiration of the financing in July 2007 unless the Company has extended the financing or elected to self-fund the financing as described above, in which case the term of the lease could be extended until as late as July 2009. Subject to certain terms and conditions, upon termination of the lease, the Company may purchase the Phase Two Facilities, request an extension of the lease or arrange for the sale of the Phase One Facilities to a third party.

Pursuant to the terms of the Phase Two Lease, as amended to date, the Company has an option to purchase the Phase Two Facilities at any time for a maximum purchase price of $115 million. In the event of a sale to a third party, if the sale price is less than $115 million, the Company will be obligated to reimburse the difference between the actual sale price and $115 million, up to a maximum of $105 million, subject to certain provisions of the Phase Two Lease, as amended.

A copy of the Phase Two Amendment is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Phase One and Phase Two Leases – Additional Information

The lease rates of the Phase One and Phase Two Leases fluctuate and are based upon LIBOR plus a margin that varies from 0.50% to 1.25% based on the Company’s ratio of total consolidated debt to consolidated tangible net worth. Currently, the margin is 0.50%. Based on the 3-month LIBOR rate of 5.2% as of May 26, 2006, the annual rent obligation of the two leases would total approximately $14 million. The Company’s rent obligation under the leases could increase or decrease significantly depending on changes in LIBOR.

The Phase One and Phase Two Leases require the Company to comply with certain financial covenants as shown below, all of which the Company was in compliance with as of March 31, 2006. In the event the Company fails to comply with the financial and other covenants contained in the leases, the lessor would have a number of remedies, including the right to keep the leases in effect and suing for periodic rent, evicting the Company from the facilities, or causing the facilities to be sold to a third party. In the event of a sale to a third party, the Company would be required to reimburse the difference between the actual sale price and $247 million, up to a total maximum of $222 million. Alternatively, in order to avoid being evicted or having the two facilities sold to a third party, the Company could elect to purchase the Phase One and Phase Two Facilities for a combined maximum purchase price of $247 million.

Financial Covenants	Requirement		Actual as of March 31, 2006
Consolidated Net Worth (in millions)	equal to or greater than	$2,293	$3,408
Fixed Charge Coverage Ratio	equal to or greater than	3.00	8.89
Total Consolidated Debt to Capital	equal to or less than	60%	6.8%
Quick Ratio - Q1 & Q2	equal to or greater than	1.00	N/A
Q3 & Q4	equal to or greater than	1.75	5.92

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Omnibus Amendment (2001 Transaction), dated as of May 26, 2006 among Electronic Arts Redwood LLC, as Lessee, Electronic Arts Inc., as Guarantor, SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Lessor, the Various Liquidity Banks party thereto, as Liquidity Banks, The Bank of Nova Scotia, as Documentation Agent and Keybank National Association, as Agent.

10.2	Second Omnibus Amendment (2000 Transaction), dated as of May 26, 2006 among Electronic Arts Redwood LLC, as Lessee, Electronic Arts Inc., as Guarantor, SELCO Service Corporation (doing business in California as “Ohio SELCO Service Corporation”), as Lessor, the Various Liquidity Banks party thereto, as Liquidity Banks, and KeyBank National Association, as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: June 1, 2006	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel
and Corporate Secretary